Exhibit 10.60
                                  -------------

                        FIRST NATIONAL BANK OF LITCHFIELD
                          DEFERRED DIRECTORS' FEE PLAN


         Pursuant to a resolution of its board of directors, First National Bank of Litchfield has adopted this amendment to its deferred compensation plan for directors, said amendment to be in the form of a completely restated plan.


                                    ARTICLE I
                                     PURPOSE

         1.1 Purpose.  The First National Bank of Litchfield Deferred Directors'
             -------
Fee Plan (the "Plan") is a nonqualified deferred compensation plan designed to enable directors to defer receipt of compensation on a tax advantaged basis.

         1.2 Effective Date. The Plan as amended and restated shall be effective
             --------------
as of January 1, 2005. The Plan was originally effective as of January 1, 1996.


                                   ARTICLE II
                                   DEFINITIONS

         2.1  Definitions.  As used herein,  the following  terms shall have the
              -----------
following meanings:

         (a) Bank. First National Bank of Litchfield, its successors and assigns.

         (b) Beneficiary. The person designated by the Participant to receive Plan benefits in the event of the Participant's death. If the Participant has not designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant's Beneficiary will be his or her estate.

         (c) Board of Directors. The Board of Directors of the Bank.

         (d) Bookkeeping Reserve Account. The notional, bookkeeping account maintained for each Participant that is credited with the Participant's Deferred Compensation (and the earnings and losses allocable thereto)

         (e) Change in Control. A change in ownership of the Bank, a change in effective control of the Bank, or a change in the ownership of a substantial portion of the assets of the Bank.

                  (i) A change in ownership of the Bank occurs when any person (or two or more persons acting as a group) acquires ownership of stock of the Bank which, together with stock held by such person or group, constitutes more than fifty percent (50%) of the stock of the Bank. However, if any person or group of persons is considered to own more than fifty percent (50%) of the stock of the Bank, the acquisition of additional stock by the same person or group of persons is not considered to result in a change in ownership of the Bank.

                  (ii) A change in effective  control of the Bank occurs either:
         (A) when any person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) ownership of stock of the Bank possessing thirty-five percent (35%) or more of the stock of the Bank; or (B) a majority of the Board of Directors of the Bank are replaced during a twelve month period by persons who are not endorsed by a majority of the Board of Directors of the Bank in office prior to such change. However, if any person or group of persons is considered to have acquired effective control of the Bank pursuant to this Section 2.1(e)(ii), the acquisition of additional control of the Bank by the same person or group of persons is not considered to result in a change in effective control of the Bank.

                  (iii) A change in ownership of a substantial portion of the assets of the Bank occurs on the date that any one person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) assets from the Bank that have a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of all of the assets of the Bank immediately prior to such acquisition or acquisitions. Gross fair market value means the value of the assets of the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

         (f) Code. The Internal Revenue Code of 1986, as amended.

         (g)  Deferred   Compensation.   The  amount  of  compensation   that  a
Participant elected to defer under Section 4.1(b) of the Plan.

         (h) Director. A member of the Board of Directors of the Bank.

         (i) Disability. A condition: (i) which causes a Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months; or (ii) which results in a Participant receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank. Disability shall be deemed to exist only when a written application has been filed with the Board of Directors by or on behalf of the Participant and, with respect to a condition described in Section 2.1(i)(i), when such Disability is certified to the Board of Directors by a licensed physician approved by the Board of Directors.

         (j) Participant. A Director who is eligible to participate in the Plan pursuant to Article III.

         (k) Plan. The First National Bank of Litchfield Deferred Directors' Fee Plan, including any amendments, rules and regulations adopted pursuant hereto.

         (l) Unforeseeable Emergency. A severe financial hardship to the Participant resulting from: (i) an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant (as defined in Section 152(a) of the Code); (ii) loss of the Participant's property due to casualty; or
(iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of an Unforeseeable Emergency shall be made by the Board of Directors in its sole discretion, based on such information as the Board of Directors shall deem to be necessary.

                                   ARTICLE III
                                   ELIGIBILITY

         3.1 Eligibility. Eligibility to participate in the Plan is limited to a
             -----------
select group of management composed of the Directors of the Bank.


                                   ARTICLE IV
                              DEFERRED COMPENSATION

         4.1      Deferral of Directors' Fees.
                  ---------------------------

         (a) For a calendar year beginning on or after January 1, 2006, a Participant may not elect to defer any portion of the retainer fees, board fees and committee meeting fees (or other such compensation) that he or she might earn with respect to his or her services as a Director of the Bank during such calendar year.

         (b) For a calendar year beginning prior to January 1, 2006, a Participant was able to elect to defer all or any portion of the retainer fees, board fees and committee meeting fees (or other such compensation) that he or she might earn with respect to his or her services as a Director of the Bank during such calendar year and that would otherwise be payable in cash; provided, however, the Participant had to irrevocably elect to defer such amounts before the first day of the calendar year. In the case of a Director who first became eligible to participate in the Plan after the beginning of a calendar year, the deferral election under this Section 4.1(b) had to be made not later than thirty
(30) days after becoming eligible to participate in the Plan. The election could apply only to retainer fees, board fees and committee meeting fees (or other such compensation) that relate to services performed subsequent to the date of the election.

         4.2      Election of Time of Distribution.
                  --------------------------------

         (a) In Notice 2005-1, Question 19(c), the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to make a new payment election with respect to the time of payment of his or her deferred compensation, and such election will not be treated as a change in the time of payment of the deferred compensation under Code Section 409A(a)(4) or an acceleration of a payment under Code Section 409A(a)(3), provided that: (i) the amendment is adopted and effective on or before December 31, 2005; and (ii) the participant makes an election regarding the time of payment of his or her deferred compensation on or before December 31, 2005.

         Pursuant to Notice 2005-1, Question 19(c), on or before December 31, 2005, a Participant may elect to receive, or commence to receive, a distribution of all (and not less than all) of his or her Bookkeeping Reserve Account on the earliest of: (i) the February 1 specified by the Participant in such election (but not later than February 1, 2015); (ii) the first day of the month following the Participant's separation from service with the Bank; or (iii) the first day of the month following the Participant's Disability; subject, however, to the Participant's election pursuant to Section 4.5 regarding his or her Deferred Compensation for calendar year 2005.

         (b) For a calendar year beginning prior to January 1, 2006, at the time a Participant made an election to defer pursuant to Section 4.1(b), the Participant could elect that the portion of his or her Bookkeeping Reserve Account attributable to such Deferred Compensation would be distributed, or would commence to be distributed, on the date specified by the Participant.

         4.3      Election of Form of Distribution.
                  --------------------------------

         (a) In Notice 2005-1, Question 19(c), the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to make a new payment election with respect to the form of payment of his or her deferred compensation, and such election will not be treated as a change in the form of payment of the deferred compensation under Code Section 409A(a)(4) or an acceleration of a payment under Code Section 409A(a)(3), provided that: (i) the amendment is adopted and effective on or before December 31, 2005; and (ii) the participant makes an election regarding the form of payment of his or her deferred compensation on or before December 31, 2005.

         Pursuant to Notice 2005-1, Question 19(c), on or before December 31, 2005, a Participant may elect to receive a distribution of all (and not less than all) of his or her Bookkeeping Reserve Account either in a single lump sum or in substantially equal annual installments, as described in Section 6.2(a), subject, however, to the Participant's election pursuant to Section 4.5 regarding his or her Deferred Compensation for calendar year 2005.

         (b) For a calendar year beginning prior to January 1, 2006, at the time a Participant made an election to defer pursuant to Section 4.1(b), the Participant could elect that the portion of his or her Bookkeeping Reserve Account attributable to such Deferred Compensation would be distributed in a single lump sum or in substantially equal annual installments over a period of years selected by the Participant. If a Participant failed to make such an election, the Participant was deemed to have elected that such Deferred Compensation would be distributed in a single lump sum.

         4.4      Accounting for Deferred Compensation.
                  ------------------------------------

         (a) A Participant's Deferred Compensation shall be credited by the Bank to a Bookkeeping Reserve Account maintained for each Participant. A payment to a Participant or Beneficiary shall be charged to his or her Bookkeeping Reserve Account as of the time the payment is made.

         (b) With respect to the Deferred Compensation credited to a Participant's Bookkeeping Reserve Account, such Deferred Compensation shall be credited with earnings and losses in the same manner as if the Deferred Compensation were actually invested in one or more predetermined actual investment options (as defined in Regulation Section 31.3121(v)(2)-1(d)(2)(i)(B)) that are offered by the Board of Directors and elected by the Participant. A Participant may specify the percentage of his or her Bookkeeping Reserve Account which will be credited with earnings and losses based on each such predetermined actual investment option. The Participant may change his or her election under this Section 4.4(b) at any time by providing notice to the Board of Directors, and any such change shall be effective as soon as administratively feasible following the date on which such change in election is received by the Board of Directors.

         4.5      Termination of Participation in the Plan.
                  ----------------------------------------

         (a) In Notice 2005-1, Question 20, the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to terminate participation in the arrangement, in whole or in part, without causing the arrangement to fail to conform to the requirements of Code
Section 409A(a)(2),(3) or (4), provided that: (i) the amendment is adopted and effective on or before December 31, 2005; (ii) the participant makes an election to terminate his or her participation in the arrangement, in whole or in part, on or before December 31, 2005; and (iii) the amounts subject to the termination are includible in the income of the participant in 2005 (or, if later, in the taxable year in which they become earned and vested).

         (b) Pursuant to Notice 2005-1, Question 20, on or before December 31, 2005, a Participant may elect to terminate his or her participation in the Plan, in whole or in part, and to receive a single lump sum distribution equal to either: (i) all of the Bookkeeping Reserve Account attributable to his or her Deferred Compensation for calendar year 2005; or (ii) all of the Bookkeeping Reserve Account attributable to his or her Deferred Compensation for all calendar years. For purposes of this Section 4.5(b), a Participant shall include a former Director and the survivor of a former Director who is receiving or is entitled to receive Deferred Compensation in the future under the terms of the Plan. If a Director, a former Director or the survivor of a former Director elects to terminate his or her participation in the Plan and to receive a single lump sum distribution equal to all or a portion of the Bookkeeping Reserve Account attributable to his or her Deferred Compensation, then such distribution shall be made on or before December 31, 2005 and shall be includible in the taxable income of the Director, the former Director or the survivor of a former Director for calendar year 2005.


                                    ARTICLE V
                                     VESTING
                                     -------

         5.1 Vesting.  All  Deferred  Compensation  credited to a  Participant's
             -------
Bookkeeping Reserve Account shall be one hundred percent (100%) vested at all times.


                                   ARTICLE VI
                      DISTRIBUTION OF DEFERRED COMPENSATION

         6.1      Time of Distribution of Deferred Compensation.
                  ---------------------------------------------

         (a) A Participant's Deferred Compensation will be distributed, or will commence to be distributed, at the time of distribution elected pursuant to
Section 4.2. If the Participant does not elect a time of distribution of all or a portion of his or her Deferred Compensation pursuant to Section 4.2, then such Deferred Compensation will be distributed, or will commence to be distributed, on the earliest of:

                  (i) the first day of the month following the Participant's separation from service with the Bank;

                  (ii) the first day of the month following the Participant's Disability; or

                  (iii) February 1, 2015.

         (b) Whether or not the Participant elected a time of distribution of all or a portion of his or her Deferred Compensation pursuant to Section 4.2, the Deferred Compensation will be distributed as follows:

                  (i) All of the Participant's Deferred Compensation will be distributed on the first day of the first month that is at least sixty
         (60) days after the death of the Participant; and

                  (ii) All or a portion of the Participant's Deferred Compensation will be distributed on the date of the determination by the Board of Directors that the Participant has incurred an Unforeseeable Emergency; provided, however, that the amount of Deferred Compensation that may be distributed pursuant to an Unforeseeable Emergency may not exceed the amount necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by the liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

         6.2      Form of Distribution of Deferred Compensation.
                  ---------------------------------------------

         (a) A Participant's Bookkeeping Reserve Account attributable to his or her Deferred Compensation will be distributed, or will commence to be distributed, in one of the following forms of distribution, as elected by the Participant pursuant to Section 4.3:

                  (i) A single lump sum; or

                  (ii) Substantially equal annual installments over a period of years selected by the Participant, but not in excess of the number of years from and including the year containing the commencement date of the distribution of such Deferred Compensation through and including 2015. The first installment shall be paid to the Participant at the time determined pursuant to Section 6.1. Subsequent installments shall be paid to the Participant annually on February 1 of the calendar year, commencing with the calendar year immediately following the calendar year in which the Participant received the first installment. Each installment shall be equal to: (A) the balance credited to the
         Participant's Bookkeeping Reserve Account on the last day of the preceding calendar year (or, with respect to the final installment, the last business day of the month preceding the date of the final installment); multiplied by (B) a fraction, the numerator of which is one and the denominator of which is the number of years in the installment period minus the number of annual installments previously paid to the Participant. For example, if a Participant commences to receive his or her Deferred Compensation on February 1, 2010, the installment period cannot exceed six years (2010 through 2015, inclusive). Therefore, if the Participant elected the maximum installment period, the first installment will be 1/6th of the account, the second installment will be 1/5th of the account, and so on. If a Participant begins to receive installment payments but he or she dies before his or her entire Bookkeeping Reserve Account has been distributed, the entire remaining balance of the Participant's Bookkeeping Reserve Account will be paid in a single lump sum to the Participant's Beneficiary on the first day of the first month that is at least sixty (60) days after the death of the Participant.

         (b) Notwithstanding the provisions of Section 6.2(a), if a distribution is payable pursuant to Section 6.1(b)(i) (death) or Section 6.1(b)(ii) (Unforeseeable Emergency), or if a Participant fails to elect a form of distribution pursuant to Section 4.3, the Participant's Bookkeeping Reserve Account attributable to all of his or her Deferred Compensation will be distributed in a single lump sum.

         6.3 Cashout on Change In Control.  Notwithstanding  the  provisions  of
             ----------------------------
Section 6.1 and Section 6.2, if a Change in Control occurs, then each Participant's entire Bookkeeping Reserve Account shall be paid to the Participant in a single lump sum on the first day of the month following the date of the Change in Control.

         6.4  Cashout  of Small  Accounts.  Notwithstanding  the  provisions  of
              ---------------------------
Section 6.1 and Section 6.2, if a Participant's Bookkeeping Reserve Account does not exceed $10,000 at the time of his or her separation from service with the Bank, then the Participant's entire Bookkeeping Reserve Account shall be paid to the Participant in a single lump sum on the first day of the month following the Participant's separation from service with the Bank.


                                   ARTICLE VII
                                     FUNDING

         7.1 Funding. It is the intention of the Bank, the eligible Participants and their Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes. The rights of eligible Participants and their Beneficiaries shall be solely those of a general unsecured creditor of the Bank. The Plan constitutes a mere promise by the Bank to make benefit payments in the future.

         The obligation of the Bank to pay benefits under this Plan shall be interpreted as a contractual obligation to pay only those amounts described in
Article IV in the manner and under the conditions prescribed in Article VI . Any assets set aside to fund deferred compensation shall be subject to the claims of general creditors, and no person other than the Bank shall, by virtue of the provisions of the Plan, have any interest in such funds.

         If the Bank wishes, it may adopt and fully or partially fund a trust, the terms of which shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (or, if such trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as such trust). All of the assets of such trust shall be located, and shall remain located, within the United States, whether or not such assets are available to satisfy the claims of general creditors. In addition, the trust shall not contain any provision which states that the assets of the trust will be restricted to the provision of benefits under the Plan in the event of a change in the financial health of the Bank (or any successor thereof), whether or not such assets are available to satisfy the claims of general creditors.


                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1  Administration.  The Plan  will be  administered  by the  Board of
              --------------
Directors. However, if the Board of Directors so elects, the Board of Directors may designate a person or persons to perform one or more of the functions assigned to the Board of Directors pursuant to the terms of the Plan. In the event the Board of Directors makes such a designation, such person or persons shall have all of the power and authority which the Plan grants to the Board of Directors to perform such function or functions.

         8.2   Determinations.   The  Board  of  Directors  will  have  absolute
               --------------
discretion to: (a) interpret the Plan; (b) create and revise rules and procedures for the administration of the Plan; and (c) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan. Any expenses incurred in the administration of the Plan will be paid by the Bank. All decisions and determinations by the Board of Directors of the Bank shall be final and binding on all persons, including but not limited to the Bank and the Participants in the Plan and their Beneficiaries.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

         9.1  Amendment.  The Board of Directors  retains the right to modify or
              ---------
amend the Plan at any time; provided, however, that no modification or amendment of the Plan may permit any distribution of a Participant's Bookkeeping Reserve Account other than in accordance with the provisions of Section 409A of the Code; and provided further, that no modification or amendment of the Plan shall adversely affect the rights of any Participant to amounts credited to the Bookkeeping Reserve Account maintained on his or her behalf before such modification or amendment; and provided further, that the Plan may not be modified or amended following a Change in Control of the Bank. Notice of every such modification or amendment shall be given in writing to each Participant.

         9.2      Termination.
                  -----------

         The Plan can be terminated by action of the Board of Directors of the Bank only if: (a) all nonqualified deferred compensation plans of the same type (i.e., all account balance plans) maintained by the Company are terminated with respect to all Directors; (b) no payments are made within twelve months after the termination of the Plan; (c) all payments are made within twenty-four (24) months after the termination of the Plan; and (d) the Bank does not adopt a nonqualified deferred compensation plan of the same type (i.e., an account balance plan) for a period of five years with respect to any Director following the date of Plan termination. If the Plan is terminated, all amounts credited to Participants' Bookkeeping Reserve Accounts will be distributed in a lump sum on the first day of the month coinciding with or next following the first anniversary of the termination of the Plan.

         In addition, all amounts credited to Participants' Bookkeeping Reserve Accounts will be distributed in a lump sum as soon as administratively practicable following the termination of the Plan and all substantially similar arrangements sponsored by the Bank, provided that the termination of the Plan occurs: (a) within thirty (30) days preceding or within twelve months following a Change in Control; (b) within twelve months following a corporate dissolution that is taxable under Code Section 331; or (c) within twelve months following the bankruptcy court's approval of the termination of the Plan.


                                    ARTICLE X
                                  MISCELLANEOUS


         10.1 Non-Guarantee of Service.  Participation in the Plan does not give
              ------------------------
any person any right to be retained in the service of the Bank. The right and power of the Bank to terminate any individual is expressly reserved.

         10.2 Rights of Participants and  Beneficiaries to Benefits.  All rights
              -----------------------------------------------------
of a Participant or Beneficiary under the Plan to amounts credited to a Bookkeeping Reserve Account are mere unsecured contractual rights of the Participant or Beneficiary and are solely those of unsecured, general creditors of the Bank.

         10.3 No  Assignment.  No rights  or  benefits  under the Plan  shall be
              --------------
subject in any way to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance, and any attempt to accomplish the same shall be void.

         10.4  Withholding.  The Bank  shall  have the right to deduct  from any
               -----------
distribution any taxes required by law to be withheld from a Participant with respect to such award.

         10.5 Account  Statements.  Periodically  (as determined by the Board of
              -------------------
Directors), each Participant shall receive a statement indicating the amounts credited to and distributed from the Participant's Bookkeeping Reserve Account during such period.

         10.6 Masculine,  Feminine,  Singular and Plural. The masculine shall be
              ------------------------------------------
read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

         10.7 Code Section 409A.  Any provision of the Plan that is  susceptible
              -----------------
to more than one interpretation shall be interpreted in a manner that is consistent with the Plan satisfying the requirements of Code Section 409A.

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

         10.8  Governing  Law.  Except to the  extent  preempted  by  applicable
               --------------
federal laws, the Plan shall be construed according to the laws of the State of Connecticut, other than its choice of law principles.

         10.9  Titles.  The titles to  Articles  and  Sections  in this Plan are
               ------
placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

         10.10 Other  Plans.  Nothing in this Plan shall be  construed to affect
               ------------
the rights of a Participant, his or her Beneficiaries, or his or her estate to receive any retirement or death benefit under any tax qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement, tax-deferred annuity or other retirement plan of the Bank.


         Dated at Litchfield, Connecticut this 9th day of December, 2005.


Witness:                           FIRST NATIONAL BANK OF LITCHFIELD

/s/ Patricia A. Carlson            By        /s/ Joseph J. Greco
-------------------------------      ------------------------------------------

                                       Its President & Chief Executive Officer

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